UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2011

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective September 29, 2011, Qingjie Zhao resigned as Chairman of the Company’s Board of Directors but will remain as a Director on the Board.

Item 8.01 Other Events

On September 29, 2011, the Audit Committee of the Board of Directors (the “Committee”) met to issue the findings of the investigation it conducted into certain transactions and accounting matters (the “Investigation”).  The findings are as follows:

The Committee commenced this investigation in response to a March 16, 2011 Todor Mitev article titled, WATG: A Vehicle for Draining Money? (the “Mitev Report”).  The Mitev Report asserted that the Company had failed to make required related party disclosures in connection with five transactions during the period 2006-2010, and that cash had been misappropriated from the Company.  As discussed below, the Committee expanded the scope of its investigation as it developed the relevant facts.  The Committee has met on multiple occasions with its advisors, both in person and telephonically.  The Committee’s advisors have reviewed and analyzed tens of thousands of documents and records, and conducted 37 interviews of 18 individuals.  The Committee’s findings are set forth below.  The Committee notes that its investigation has been constrained in some measure by a lack of participation by certain non-employees, the unavailability of information and documents from various offshore entities, and the inability of the Committee to rely on the authenticity of certain documents.

1.  Acquisitions

The Committee finds that each acquisition target identified in the Mitev Report had been owned in whole or part by Winning International Development, Ltd., a British Virgin Islands company, or its affiliates (“Winning”).  The Committee notes that, Qingjie Zhao, in his personal capacity, held equity and control positions in two target companies, though these apparently were extinguished prior to the Company’s purchase of those companies.  The Committee further notes that, before joining the Company, Qingdong Zeng held control positions at the selling party, its affiliate, or the target during three of these transactions.  During that time, Mr. Zeng’s brother-in-law maintained significant shareholdings in the Company.  The Committee finds that this relationship should be disclosed.

During the course of its review of an acquisition identified in the Mitev Report, the Committee noted the participation of an affiliate of Magic Era Group Ltd. (“Magic”), a British Virgin Islands company.  The Committee identified a total of four acquisitions, dating from 2008-2010, in which Magic and/or suspected affiliates participated.  In connection with three of these acquisitions, the Company provided at least $17.8 million in cash or value to these entities.  These ostensibly were made for the purchase of equity, as remuneration for consulting services, or to facilitate the transfer of funds to counter-parties.

The Committee finds that the participation of Magic and its affiliates in these four acquisitions served no necessary business purpose.  The Committee lacks sufficient basis definitively to determine who exerted actual control over Magic and its affiliates, the beneficiaries of that control, or the uses to which funds transferred to Magic and its affiliates ultimately were put.  The Committee, however, discovered various connections between the Company and Magic, including:

•
Current and former Company personnel have acted on behalf of or provided assistance to Magic and its affiliates, including applying to open brokerage accounts for a Magic affiliate and signing an agreement with a third party as Magic’s representative;

•	A significant Company shareholder appears to have supplied consideration on behalf of Magic in connection with Magic’s acquisition of equity in an entity later acquired by the Company;

•	Records obtained by the Committee state that a longtime associate of Company management served as the director and shareholder of Magic;

•	The Company has provided at least one Magic affiliate with office space;

•	A Magic affiliate purchased debts totaling more than $4.4 million owed by an acquisition target shortly before the acquisition; and

•	According to records obtained by the Committee, at least one early Company investor served as the shareholder, Chairman, and director of a Magic affiliate.

The Committee finds that the Independent Directors were not informed of these relationships.  The Committee also finds that the Company lacks a sufficient basis to rely on the authenticity or accuracy of certain related documents.

The Committee also finds that, in connection with one of these transactions, the Company contracted for consulting services with a Hong Kong company, the shareholders of which included a then-Company employee who also served as a director of two Company subsidiaries.  The Hong Kong company appears currently to be owned by an early Company shareholder formerly associated with a Magic affiliate.  Amounts owed by the Company to the Hong Kong company under the agreement were not paid, however, and the Audit Committee Chairman has instructed that no funds should be transferred to the Hong Kong company without the Committee’s consent.

The Committee recommends that the Board of Directors resolve to treat all historical transactions with Magic and its suspected affiliates as if those transactions had been with related parties.  Any required disclosure or modification to the Company’s historical accounting treatment should be made by the Company in consultation with its auditors.  Further, the Committee instructs the Company’s management to obtain independent valuations by appraisal firms approved by the Committee, of all assets acquired and liabilities assumed in connection with any transaction in which Magic or its affiliates participated.  The Committee further recommends that the Board of Directors resolve that the Company shall not engage in any transaction with Magic and/or its affiliates.  The Committee further recommends that, in connection with any merger or acquisition, the Company obtain a background check to confirm that all counter-parties and professional advisors are unrelated to the Company, as defined by applicable law.  This requirement should be observed regardless of transaction size or materiality.

2.	Compliance with Generally Accepted Accounting Principles and Company Policies

During the investigation, the Committee obtained information calling into question the accuracy of the Company’s reported financial results for the periods 2008-2010.  At the direction of the Audit Committee Chairman, the investigation scope expanded to include aspects of the Company’s treatment of revenue, account receivable, inventory, and “other income,” discussed below.  The Committee instructs the Company, in consultation with its auditors, to determine whether the findings below require restatement of and/or adjustment to the Company’s reported financial results.

a.           Revenue Recognition and Returns

The Company’s stated policy is to recognize revenue when “the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are put into use by its customers.”  However, the Company’s Wanyou subsidiary recognizes revenue on export sales at the time of shipment of product.  The Committee finds that the Company should reevaluate its revenue recognition disclosures to account for its differing revenue recognition treatments.  The Committee further finds that the Company should review its revenue recognition practices at the Wanyou subsidiary to ensure the risks and benefits of ownership have transferred at the time of shipment.

Moreover, the Committee finds that the Company has engaged in consignment sales in which the revenue was recognized before the inventory was sold.  The Committee finds that, in at least three sales in 2008 totaling more than RMB 3 million, and at least one sale in 2009 totaling RMB 2.7 million, the Company recognized revenue prior to the revenue recognition criteria being achieved.

The Committee finds that the Company failed properly to account for certain sales in which product was returned or deemed unusable.  These transactions had the effect of overstating 2008 revenue by at least RMB 14.5 million.

b.           Inventory

The Committee finds that the Company lacks reliable systems and internal controls timely and properly to track and account for costs associated with inventory, including inventory obsolescence, defective product, and the reworking of inventory.  These deficiencies call into question the Company’s ability properly to calculate its inventory valuation, cost of sales and gross margin.

c.           “Other Income” from November 2010 Acquisition

The Committee finds that, in connection with a November 2010 acquisition, the Company booked $6.9 million of negative goodwill based on the Company’s determination that it had acquired assets for a price lower than their true market value.  Shortly prior to that acquisition, a Magic affiliate purchased debt owed by the target company at a price significantly lower than face value.  The Committee instructs the Company to evaluate, in consultation with its auditors, (1) the treatment of negative goodwill in light of the valuation discussed above and (2) potential income to be recognized from any future forgiveness of the debt held by the Magic affiliate.

d.           Accounting Personnel and Internal Controls

The Committee finds that the Company lacks sufficient qualified and competent accounting personnel and internal controls.

3.           Additional Remedial Measures

The Committee directs the Company’s Chief Financial Officer, in consultation with the Chairman of the Audit Committee, to develop a remediation plan to address the deficiencies described above.  The Committee will separately submit to the Board additional recommended remedial measures.

On October 5, 2011, the Company also issued a press release announcing the findings of the Investigation by the Committee.   A copy of the press release is attached as Exhibit 99.1.

Safe Harbor Statement

This current report on Form 8-K includes certain statements that are not descriptions of historical facts, but are forward-looking statements.  Such statements include, among others, the Company’s development of a remediation plan.  Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "expect," "may," "should," "anticipate," "future," "intend," "is/are likely to," "proposed," "estimate" or similar expressions. Such information is based upon assumptions and expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions and expectations are inherently subject to uncertainties and contingencies beyond the Company's control and based upon premises with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Quarterly Reports on 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and the Company's subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov. All information provided in this current report and in the attachments is as of the date of this current report.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Wonder Auto Technology, Inc. issued on October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: October 5, 2011

/s/ Aijun Jiang
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Wonder Auto Technology, Inc. issued on October 5, 2011.